Exhibit 99.2

Great Basin Scientific Announces Restructuring of Convertible Securities

Exchange of securities will eliminate floorless variable-rate convertible securities;

provide access to $11.6 million of gross proceeds to fund 2017 growth plans

Salt Lake City, April 10, 2017 - Great Basin Scientific, Inc. (OTCQB: GBSND), a molecular diagnostics company, announced today that it has entered into agreements with holders of its 2016 convertible notes, Series F Preferred stockholders and holders of related warrants to purchase common stock in a three-stage restructuring of its outstanding convertible securities, eliminating noteholder controlled variable-rate conversions and providing immediate access to $800,000 in cash and available access to $10.8 million in additional capital through new Senior Secured Series B Convertible Notes (the “Series B Notes”) with a mandatory conversion feature.

We believe the restructuring will have the following benefits:

•	Immediate access to $800,000 of previously restricted cash, which is now available for operations;
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Access to an additional $10.8 million in capital through mandatory conversions of the new Series B Notes, at the Company’s sole option (with the availability subject to the continued satisfaction of certain equity conditions);

•	Eliminates all noteholder controlled variable-rate convertible securities;
•	Simplifies our capital structure;
•	Reduces our derivative liabilities, strengthening our balance sheet;
•	Prohibits us from entering into any future variable-rate transactions.

“We are very pleased with this revised capital structure and appreciate the support of our noteholders and preferred stockholders. This restructuring, once completed, will eliminate noteholder controlled variable-rate conversions and provide access to capital to strengthen Great Basin’s balance sheet so that the company can continue to execute on its business plan to grow revenue, its customer base and product offering,”  said Jeff Rona, chief financial officer of Great Basin Scientific.

“For a company of our size, Great Basin has made great operational progress in 2016 and early 2017 when we increased our menu of FDA-cleared assays from two to five with a sixth assay awaiting FDA clearance,” said Ryan Ashton, chief executive officer of Great Basin Scientific. “With this expanded menu we expect to accelerate that operational progress in 2017, including significant revenue growth in the second half of the year. By completing this financial restructuring, we believe we have made equal progress on our capital structure. We further believe this restructuring, combined with our powerful menu of FDA-cleared assays, sets the company on a path for long-term success and value creation.”

On April 10, 2017, Great Basin Scientific filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission describing the transaction documents for this financial restructuring transaction (the “Current Report”) and has attached those transaction documents as exhibits to the Current Report.  Investors and shareholders are encouraged to review the Current Report in its entirety, including its exhibits.  The information in this press release is qualified in its entirety by the contents of the Current Report, including its exhibits.

NOTE: The Company’s stock trades under the temporary symbol GBSND.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses, and significantly limiting the spread of infectious disease. More information can be found on the company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect future operating results and financial position, including but not limited to statements regarding potential applications of Great Basin Scientific Inc.’s products, commercialization timelines and market acceptance of and demand for its technology and products. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: changes in customer needs; competition in the industry being greater than anticipated; the Company’s limited operating history and history of losses; its ability to develop and commercialize new products and the timing of commercialization; its ability to obtain sufficient capital to continue as a going concern and implement its business plan; and other risks set forth in filings with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date hereof, and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Contact:

Betsy Hartman, Great Basin Scientific, Inc.

385.215.3372

ir@gbscience.com

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